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                                                                      EXHIBIT 21


                              LIST OF SUBSIDIARIES
                                       OF
                        FIDELITY NATIONAL FINANCIAL, INC.


1. Fidelity National Title Insurance Company, a California corporation ("FNTIC"), 99.9% owned by FNFI;

        Subsidiaries:

        (a) Fidelity National Company of California, a California corporation;

        (b) Fidelity National Company of Northern California, a California corporation;

        (c) Fidelity National Title & Escrow of Hawaii, Inc., a Hawaii corporation;

        (d) Fidelity National Title Insurance Agency of Coconino, Inc., an Arizona corporation, FNTIC owns 21%;

        (e)    BHC&M, Ltd., a Virginia corporation;

        (f)    Title Services, Inc., a Tennessee corporation;

        (g)    Fidelity Tax Service, Inc., a California corporation;

        (h) Kensington Development Corporation, a California corporation, 10% is owned by FNTIC; 90% by Manchester Development Corporation, a California corporation (see 34(a) below);

        (i) Pacific American Property Exchange Corporation, a California corporation;

        (j) Republic Title Insurance Agency, Inc., a California corporation (inactive);

        (k) Title Insurance Policy Co. of Pinal County, an Arizona corporation (inactive);

        (l)    UTC Capital Group, Inc., a Texas corporation;

               Subsidiaries:

               1. Dallas-Fidelity National Title Agency, Inc. dba Fidelity National Title Agency, Inc., a Texas corporation (inactive); 2. LRT Record Services, Inc. dba Land Records of Texas, a Texas corporation (inactive);

        (m)    Western Financial Trust Company, a California corporation;

2. Fidelity National Title Insurance Company of New York, a New York corporation;

        Subsidiaries:

        (a)    Amtitle Company, a California corporation (inactive);

        (b)    Gulf Stream Title Company of Miami, a Florida corporation
               (inactive);

        (c)    Miami Title and Abstract Company, a Florida corporation
               (inactive);


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        (d)    National Title Insurance of New York, Inc., a New York
               corporation;

        (e) National Title Insurance Services, Inc., a North Carolina corporation;

        (f) Nations Title Insurance of New York, Inc., a New York corporation;

               Subsidiaries:

               1. Fidelity National Title and Abstract, Inc., a Maryland corporation;

               2.     Nations Title of Arizona, Inc., an Arizona corporation;

        (g) Network Title Insurance Agencies of Florida, Inc., a Florida corporation (inactive);

        (h) Settlement Network of Pennsylvania, Inc., a Pennsylvania corporation (inactive);

        (i)    Statewide Research, Inc., a Florida corporation;

3.      Agency Sales and Posting, Inc., a California corporation;

4.      Alamo Title Holding Company, a Texas corporation ("ATHC");

        Subsidiaries:

        (a) Alamo Title Company of Tarrant County, Inc. dba Alamo Title Company, a Texas corporation;

        (b)    Alamo Title Insurance, a Texas corporation ("ATI");

               Subsidiaries:

               1.     Alamo Title Company, a Texas corporation;

               2. Rio Grande Title Company, Inc., a Texas corporation, ATI owns 20%;

        (c) Alamo Title of Guadalupe County, Inc. dba Alamo Title County, a Texas corporation;

        (d) Alamo Title of Travis County, Inc. dba Alamo Title Company, a Texas corporation;

        (e)    Hexter-Fair Title Company, a Texas corporation, ATHC owns 50%;

        (f)    SWT Holding, Inc., a Texas corporation;

               Subsidiary:

               1. Alamo Title Company of Harris County, Inc. dba Alamo Title Company, a Texas corporation;

                      Subsidiary:

                      (a) Alamo Title Company of Brazoria County, Inc. dba Alamo Title Company, a Texas corporation;



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5.      American National Financial, Inc., a California corporation, FNFI owns
        42.7%;

        Subsidiaries:

        (a)    American Document Services, Inc., a California corporation;

        (b)    American Title Company, a California corporation;

               Subsidiaries:

               1. Landmark REO Management Services, Inc., a Kansas corporation;

               2. Nations Title Insurance of Arizona, Inc., an Arizona corporation;

               3.     Santa Barbara Title Company, a California corporation;

        (c)    West Point Appraisal Services, Inc.; a California corporation;

        (d)    West Point Properties, Inc., a California corporation;

        (e)    West Point Support Services, Inc., a California corporation;

6.      Arizona Sales and Posting, Inc., an Arizona corporation;

7.      A.S.A.P. Legal Publication Services, Inc., a California corporation;

8.      Builders Title of Nevada, Inc., a Nevada corporation;

9.      CalWest Service Corporation, a California corporation;

10.     Classified Credit Data, Inc. a California corporation;

11.     Credit Reports, Inc., a California corporation;

12. El Paso-Fidelity Title Company dba Fidelity National Title Company of El Paso, a Texas corporation (inactive);

13.     Fidelity Asset Management, Inc., an Arizona corporation;

14.     Fidelity Asset Management, Inc., a California corporation;

15.     Fidelity Express Network, Inc., a California corporation;

16. Fidelity National 1031 Exchange Services, Inc., a California corporation;

17.     Fidelity National Flood, Inc., a Texas corporation;

18.     Fidelity National Information Services, Inc., a California corporation;

19. Fidelity National Tax Service, Inc., a California corporation, 100% of the Preferred stock is owned by FNFI;

20.     Fidelity National Title Agency, Inc., an Arizona corporation;



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21.     Fidelity National Title Agency of Nevada, Inc., a Nevada corporation;

22. Fidelity National Title Agency of Pinal County, Inc., an Arizona corporation;

23.     Fidelity National Title Company, a California corporation;

24.     Fidelity National Title Company of California, a California corporation;

25.     Fidelity National Title Company of Oregon, an Oregon corporation;

        Subsidiary:

        (a)    Professional Escrow, Inc., an Oregon corporation;

26.     Fidelity National Title Company of Washington, a Washington corporation;

27.     Fidelity National Title of Nevada, Inc., a Nevada corporation;

28.     Fidelity Participations, Inc., a California corporation;

29.     First Title Corporation, a Tennessee corporation;

30.     FNTIC Properties, a California corporation;

31.     Granite Financial, Inc., a Delaware corporation;

        Subsidiaries:

        (a)    GF Funding Corp. I, a Delaware corporation;

        (b)    GF Funding Corp. II, a Delaware corporation;

        (c)    GF Funding Corp. III, a Delaware corporation;

        (d)    GF Funding Corp. IV, a Delaware corporation;

        (e)    GF Funding Corp. V, a Delaware corporation;

        (f)    GF Funding Corp. VI, a Delaware corporation;

        (g)    GF Funding Corp. VII, a Delaware corporation;

        (h)    Granite Financial Acquisition Corp. I, a Delaware corporation;

        (i)    North Pacific Funding, Inc., a Washington corporation;

               Subsidiary:

               1.     CKC Corporation, a Washington corporation;

32.     ICS Ifland Credit Services, Inc., a Kentucky corporation;



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33.     Lexington Capital Corporation, a Illinois corporation;

34. Manchester Development Corporation, dba Orion Realty Group, a California corporation;

        Subsidiary:

        (a) Kensington Development Corporation, a California corporation, Manchester Development Corporation, a California corporation, owns 90%, Fidelity National Title Insurance Company ("FNTIC"), a California corporation, owns 10% (see 1(h) above);

35.     Micro General Corporation, a Delaware corporation, FNFI owns 81%;

36.     National Alliance Marketing Group, Inc., a California corporation;

        Subsidiary:

        (a) Fidelity National Home Warranty Company, a California corporation;

37.     Nations Title, Inc., a Kansas corporation;

        Subsidiaries:

        (a)    Fidelity National Appraisal Services, Inc., a Kansas corporation;

        (b)    Nations Post and Pub Services, Inc., a Kansas corporation;

38.     Nationwide Recording Service, a California corporation;

39.     Rocky Mountain Aviation, Inc., an Arizona corporation;

40.     Rocky Mountain Printing Services, Inc., a California corporation;

41.     Rocky Mountain Support Services, Inc., an Arizona corporation;

42.     San Joaquin Title Company, a California corporation;

43.     Title Insurance and Escrow Services, Inc., an Oregon corporation;

44.     WAEC Apartments, Inc., a California corporation;

45.     WAEC, Inc., a California corporation;

46. Western Pacific Property and Casualty Agency, Inc., an Arizona corporation.